Exhibit 4.3

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT, AS AMENDED, OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED PURSUANT TO A VALID EXEMPTION THEREFROM UNDER THE SECURITIES ACT.

Warrant No.__________

                  WARRANT TO PURCHASE SHARES OF COMMON STOCK OF

                                 ORAGENICS, INC.

      THIS CERTIFIES that, for value received, [________________________] is entitled to purchase from Oragenics, Inc., a Florida corporation (the "Corporation"), subject to the terms and conditions hereof, [_______________] shares (the "Warrant Shares") of common stock, $0.001 par value (the "Common Stock"). This warrant, together with all warrants hereafter issued in exchange or substitution for this warrant, is referred to as the "Warrant" and the holder of this Warrant is referred to as the "Holder." The number of Warrant Shares is subject to adjustment as hereinafter provided. Notwithstanding anything to the contrary contained herein, this Warrant shall expire and no longer be exercisable at 5:00 p.m. Eastern Standard Time (EST) on [Two years from the closing at which issued] (the "Termination Date") provided however, that in the event after July 6, 2006 the Corporation's Common Stock trades on the Corporation's Trading Market at or above $1.60 per share for a period of fifteen
(15) consecutive days during the term of this Warrant the corporation may accelerate the expiration date of this Warrant upon written notice to the Holder, giving the Holder thirty (30) days to exercise this warrant after which thirty-day period this Warrant shall expire and no longer be exercisable.

      1. Exercise of Warrants.

            (a) The Holder may, at any time prior to the Termination Date, exercise this Warrant in whole or in part at an exercise price per share equal to $.60 per share, subject to adjustment as provided herein (the "Warrant Price"), by the surrender of this Warrant (properly endorsed) at the principal office of the Corporation, or at such other agency or office of the Corporation in the United States of America as the Corporation may designate by notice in writing to the Holder at the address of such Holder appearing on the books of the Corporation, and by payment to the Corporation of the Warrant Price in lawful money of the United States by check or wire transfer for each share of Common Stock being purchased. Upon any partial exercise of this Warrant, there shall be executed and issued to the Holder a new Warrant in respect of the shares of Common Stock as to which this Warrant shall not have been exercised. In the event of the exercise of the rights represented by this Warrant, a certificate or certificates for the Warrant Shares so purchased, as applicable, registered in the name of the Holder, shall be delivered to the Holder hereof as soon as practicable after the rights represented by this Warrant shall have been so exercised.

            (b) If, but only if, at any time after one year from the date of issuance of this Warrant there is no effective registration statement registering the resale of the Common Stock underlying this Warrant by the Holder, this Warrant may also be exercised at such time by means of a "cashless exercise" in which, at any time prior to the Termination Date, the Holder of this Warrant may, at its option, exchange this Warrant, in whole or in part (a "Warrant Exchange"), into Warrant Shares by surrendering this Warrant at the principal office of the Corporation, accompanied by a notice stating such Holder's intent to effect such exchange, the number of Warrant Shares to be exchanged and the date on which the Holder requests that such Warrant Exchange occur (the "Notice of Exchange"). The Warrant Exchange shall take place on the

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date specified in the Notice of Exchange or, if later, within five (5) days of the date the Notice of Exchange is received by the Corporation (the "Exchange Date"). Certificates for the Warrant Shares issuable upon such Warrant Exchange and, if applicable, a new Warrant of like tenor evidencing the balance of the Warrant Shares remaining subject to this Warrant, shall be issued as of the Exchange Date and delivered to the Holder within three (3) business days following the Exchange Date. In connection with any Warrant Exchange, this Warrant shall represent the right to subscribe for and acquire the number of Warrant Shares (rounded to the next highest integer) equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

            (A) = the Closing Bid Price (as hereinafter defined) on the trading day preceding the date on which the Company receives the Exercise Documentation;
            (B) = the exercise price of this Warrant, as adjusted; and
            (X) = the number of shares of Common Stock issuable upon exercise of this Warrant in accordance with the terms of this Warrant.

      2. Reservation of Warrant Shares. The Corporation agrees that, prior to the expiration of this Warrant, it will at all times have authorized and in reserve, and will keep available, solely for issuance or delivery upon the exercise of this Warrant, the number of Warrant Shares as from time to time shall be issuable by the Corporation upon the exercise of this Warrant.

      3. No Shareholder Rights. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Corporation.

      4. Transferability of Warrant. Prior to the Termination Date and subject to compliance with applicable laws, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the Holder in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed for transfer.

      5. Certain Adjustments. With respect to any rights that Holder has to exercise this Warrant and convert into shares of Common Stock, Holder shall be entitled to the following adjustments:

            (a) Merger or Consolidation. If at any time there shall be a merger or a consolidation of the Corporation with or into another corporation when the Corporation is not the surviving corporation, then, as part of such merger or consolidation, lawful provision shall be made so that the holder hereof shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the aggregate Warrant Price then in effect, the number of shares of stock or other securities or property (including cash) of the successor corporation resulting from such merger or consolidation, to which the holder hereof as the holder of the stock deliverable upon exercise of this Warrant would have been entitled in such merger or consolidation if this Warrant had been exercised immediately before such merger or consolidation. In any such case, appropriate adjustment shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the holder hereof as the holder of this Warrant after the merger or consolidation.

            (b) Reclassification. Recapitalization, etc. If the Corporation at any time shall, by subdivision, combination or reclassification of securities, recapitalization, automatic conversion, or other similar event affecting the number or character of outstanding shares of Common Stock, or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such subdivision, combination, reclassification or other change.

            (c) Split or Combination of Common Stock and Stock Dividend. In case the Corporation shall at any time subdivide, redivide, recapitalize, split (forward or reverse) or change its outstanding shares of Common Stock into a greater number of shares or declare a dividend upon its Common Stock payable solely in shares of Common Stock, the Warrant Price shall be proportionately

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reduced and the number of Warrant Shares proportionately increased. Conversely, in case the outstanding shares of Common Stock of the Corporation shall be combined into a smaller number of shares, the Warrant Price shall be proportionately increased and the number of Warrant Shares proportionately reduced. Notwithstanding the foregoing, in no event will the Warrant Price be reduced below the par value of the Common Stock.

      6. Legend and Stop Transfer Orders. Unless the Warrant Shares have been registered under the Securities Act, upon exercise of any part of the Warrant, the Corporation shall instruct its transfer agent to enter stop transfer orders with respect to such Warrant Shares, and all certificates or instruments representing the Warrant Shares shall bear on the face thereof substantially the following legend:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT, AS AMENDED, OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED PURSUANT TO A VALID EXEMPTION THEREFROM UNDER THE SECURITIES ACT.

      7. Redemption. After July 6, 2006, the Corporation shall have the right, upon 30 days' written notice to the Holder ("Redemption Notice"), to redeem all or any portion of this Warrant at a price equal to $.001 per Warrant Share, provided that (i) the Warrant Shares have been registered for resale pursuant to the Securities Act, and have been freely tradable without restriction or legend for at least the 30-day period preceding such notice and will continue to be freely tradeable for at least 30 days following such redemption date and (ii) the Closing Bid Price (as hereinafter defined) for the Common Stock has been at least $1.60 (subject to adjustment to reflect forward or reverse stock splits, stock dividends, recapitalizations and the like) for the 15-trading day period immediately preceding the date of the Redemption Notice from the Corporation to the Holder. As used herein, "Closing Bid Price", shall mean the closing bid price of the Common Stock as reported by the Corporation's Trading Market on the date in question (and, if no closing bid price is reported, the closing price as so reported, and if neither the closing bid price nor the closing price is so reported, the last reported price of the Common Stock as determined by an independent evaluator mutually agreed to by the Holder and the Corporation). "Trading Market" shall mean New York Stock Exchange, American Stock Exchange, NASDAQ, OTC-BB or other market the Corporation's common stock is primarily trading on at the time.

      8. Miscellaneous. This Warrant shall be governed by and construed in accordance with the laws of the State of Florida. All the covenants and provisions of this Warrant by or for the benefit of the Corporation shall bind and inure to the benefit of its successors and assigns hereunder. Nothing in this Warrant shall be construed to give to any person or corporation other than the Corporation and the holder of this Warrant any legal or equitable right, remedy or claim under this Warrant. This Warrant shall be for the sole and exclusive benefit of the Corporation and the holder of this Warrant. The section headings herein are for convenience only and are not part of this Warrant and shall not affect the interpretation hereof. Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Corporation, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, the Corporation shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

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      IN WITNESS WHEREOF, the Corporation has caused this Warrant to be executed by its duly authorized officers under its seal, this___day of__________, 2006.

                                        ORAGENICS, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

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                               NOTICE OF EXERCISE

TO: ORAGENICS, INC.

                  The undersigned is the Holder of Warrant No. _____ (the "Warrant") issued by Oragenics, Inc., a Florida Corporation (the "Company"). Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant.

                  The Warrant is currently exercisable to purchase a total of ______ Warrant Shares.

                  The undersigned hereby exercises its right to purchase _________ Warrant Shares pursuant to the Warrant and delivers herewith the original Warrant certificate in accordance with the terms of the Warrant and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

                  Payment shall take the form of (check applicable box):

            [ ] in lawful money of the United States; or

            [ ] the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in Section 2(c) of the Warrant, to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in Section 2(c) of the Warrant.

                  The undersigned hereby requests that the Company issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

                  The Warrant Shares shall be delivered to the following:

            -----------------------------------------------

            -----------------------------------------------

            -----------------------------------------------

                  Accredited Investor. The undersigned is an "accredited investor" as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

Name of Holder: ________________________________________________________________

Signature of Authorized Signatory of
Holder: ________________________________________________________________________

Name of Authorized Signatory: __________________________________________________

Title of Authorized
Signatory: _____________________________________________________________________

Telephone Number and E-Mail Address of Authorized
Signatory: _____________________________________________________________________

Date: __________________________________________________________________________

(Signature must conform in all respect to the name of Holder as specified on the face of the Warrant.)

                                 ASSIGNMENT FORM

    (TO ASSIGN THE FOREGOING WARRANT, EXECUTE THIS FORM AND SUPPLY REQUIRED
          INFORMATION. DO NOT USE THIS FORM TO EXERCISE THE WARRANT.)

      FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby sold, assigned and transferred to _______________________________ whose address is ___________________________________________________________,
and _______________________ is hereby appointed attorney to transfer said rights on the books of Oragenics, Inc., with full power of substitution in the premises.

Dated: ___________________________

                        Holder's
                        Signature:        ______________________________________

                        Holder's Address: ______________________________________

                                          ______________________________________

Signature Guaranteed:   ________________________________________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.